As filed with the Securities and Exchange Commission on January 2, 2013.

Registration No. 333-22529

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EQT CORPORATION

(Exact name of Registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	25-0464690 (I.R.S. Employer Identification Number)

625 Liberty Avenue Pittsburgh, Pennsylvania (Address of Principal Executive Offices)	15222 (Zip Code)

EQT CORPORATION SAVINGS AND PROTECTION PLAN

(FORMERLY KNOWN AS THE EQUITABLE RESOURCES, INC. SAVINGS

AND PROTECTION PLAN)

(Full title of plan)

Lewis B. Gardner, Esq.

General Counsel and Vice President, External Affairs

EQT Corporation

625 Liberty Avenue, Suite 1700

Pittsburgh, Pennsylvania 15222

Telephone:  (412) 553-5700

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

On February 28, 1997, the registrant filed a registration statement on Form S-8 (Registration No. 333-22529) (the “Registration Statement”) to register 150,000 shares of Common Stock issuable under the EQT Corporation Savings and Protection Plan (formerly known as the Equitable Resources, Inc. Savings and Protection Plan) (the “Protection Plan”).  The Protection Plan has been merged into the EQT Corporation Employee Savings Plan (formerly known as the Equitable Resources, Inc. Employee Savings Plan) (the “Savings Plan”), with the Savings Plan being the surviving and continuing plan.  This Post-Effective Amendment No. 2 is being filed to deregister any shares of Common Stock remaining available for issuance under the Registration Statement as well as any related plan interests registered under the Registration Statement.  The Registrant is concurrently filing a new registration statement on Form S-8 to register shares of its Common Stock and related plan interests issuable under the Savings Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

EXHIBIT NO.	DESCRIPTION

24.1	Power of Attorney

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 2 to Form S-8 Registration Statement and has duly caused this Post-Effective Amendment No. 2 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 2nd day of January, 2013.

EQT CORPORATION

By:	/s/ Philip P. Conti
Name:	Philip P. Conti
Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David L. Porges	Chairman, President, Chief Executive Officer and Director	January 2, 2013
David L. Porges	(Principal Executive Officer)

/s/ Philip P. Conti	Senior Vice President and Chief Financial Officer	January 2, 2013
Philip P. Conti	(Principal Financial Officer)

/s/ Theresa Z. Bone	Vice President and Corporate Controller	January 2, 2013
Theresa Z. Bone	(Principal Accounting Officer)

*	Director	January 2, 2013
Vicky A. Bailey

*	Director	January 2, 2013
Philip G. Behrman

*	Director	January 2, 2013
Kenneth M. Burke

*	Director	January 2, 2013
A. Bray Cary, Jr.

*	Director	January 2, 2013
Margaret K. Dorman

*	Director	January 2, 2013
George L. Miles, Jr.

*	Director	January 2, 2013
James E. Rohr

*	Director	January 2, 2013
David S. Shapira

*	Director	January 2, 2013
Stephen A. Thorington

*	Director	January 2, 2013
Lee T. Todd, Jr.

* By:	/s/ Philip P. Conti
Philip P. Conti
Attorney-in-Fact

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

24.1	Power of Attorney